                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LETTERHEAD OF BERGEN BRUNSWIG CORPORATION APPEARS HERE]

    ROBERT E. MARTINI
    Chairman of the Board

    August 21, 1998

    Dear Shareowner:

      You are cordially invited to attend the Annual Meeting of Shareowners of Bergen Brunswig Corporation which will be held at our corporate headquarters located at 4000 Metropolitan Drive, Orange, California on Thursday, September 24, 1998, at 10:00 A.M., Pacific Time. For your convenience, a map and directions to our corporate headquarters are included on the back cover of the Proxy Statement.

      This booklet includes the Notice of the Annual Meeting of Shareowners and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareowner questions.

      As a shareowner, your vote is important. I encourage you to execute and return your proxy card promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to, or at, the meeting.

      Thank you for your cooperation and continued support and interest in Bergen Brunswig Corporation.

                                                          Sincerely,

                                                    /s/ Robert E. Martini

                                                      Robert E. Martini
                                                    Chairman of the Board

BERGEN BRUNSWIG CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD SEPTEMBER 24, 1998

BERGEN BRUNSWIG CORPORATION
4000 METROPOLITAN DRIVE
ORANGE, CALIFORNIA 92868
(714) 385-4000

NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareowners of Bergen Brunswig Corporation (the "Company") will be held at the Company's headquarters located at 4000
Metropolitan Drive, Orange, California on September 24,
1998, at 10:00 A.M., Pacific Time, for the following purposes:

1. To elect three directors for a term of three years; and

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareowners of record at the close of business on July 30, 1998, are entitled to receive notice of and to vote at the meeting. It is important that your shares be represented at the meeting, regardless of the number you may hold.

All shareowners are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY
CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE. Any proxy given by a shareowner may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to the Company, in each case, to the attention of Milan A. Sawdei, Executive Vice
President, Chief Legal Officer and Secretary, at the above address.
                                 By order of the Board of Directors,

                                             /s/ Milan A. Sawdei

                                                Milan A. Sawdei
                                           Executive Vice President,
                                       Chief Legal Officer and Secretary
Orange, California
August 21, 1998

YOUR VOTE IS IMPORTANT! YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD. YOU ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE PRIOR TO, OR AT, THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                      BERGEN BRUNSWIG CORPORATION
                        4000 Metropolitan Drive
                        Orange, California 92868

                            PROXY STATEMENT

     INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bergen Brunswig Corporation (the "Company"), a New Jersey corporation, in the form of the accompanying proxy card for use at the Annual Meeting of Shareowners to be held on Thursday, September 24, 1998, and at any adjournments thereof. The meeting will be held at the headquarters of the Company, located at 4000 Metropolitan Drive, Orange, California. The Company anticipates mailing this Proxy Statement and accompanying proxy card commencing on or about August 24, 1998, to all shareowners entitled to vote at the meeting.

     A form of proxy is enclosed for use at the meeting if a shareowner is unable to attend in person. A shareowner proxy may be revoked by filing a written notice of revocation with the Secretary of the Company at any time before the proxy is voted. All shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareowner specifies a different choice by means of the proxy card, those shares will be voted in accordance with such shareowner's selections.

     VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on July 30, 1998 as the record date for the determination of shareowners entitled to receive notice of and to vote at the meeting. As of that date, there were 50,544,997 shares of the Company's Class A Common Stock ("Common Stock") outstanding and entitled to vote at the meeting. The holders of outstanding shares as of the record date are entitled to one vote for each share of Common Stock on any matter voted at the meeting. Assuming a quorum is present, the three nominees receiving the largest number of votes cast by holders of Common Stock will be elected as directors.

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

                 -------------------------------------------------------------
                 ELECTION OF DIRECTORS
                 (Item 1 on Proxy Card)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


The Company's Restated Certificate of Incorporation provides that the Board of Directors ("Board") shall consist of not more than 15 directors nor less than 9 directors, the exact number within such limits to be fixed by the Board as provided in the By-Laws, which currently provide for 12 directors. The Board has taken action which will decrease the number of directors to 11, effective as of September 23, 1998. The directors are divided into three approximately equivalent-sized classes, each class serving for a period of three years on a staggered-term basis. Accordingly, at this annual meeting there are three nominees for Class I directors, whose terms are expiring.

It is intended that persons named as proxies in the accompanying proxy card will vote, unless such authority is withheld, for the election of the nominees named below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. In the event the nominees named below refuse or are unable to serve, which is not anticipated, the persons named as proxies reserve full discretion to vote for any or all persons as then may be nominated.

The following sets forth information as of June 30, 1998, concerning the nominees for election to the Board and comparable information with respect to directors whose term of office will continue beyond the meeting. All of the nominees currently serve as directors of the Company.

-------------------------------------------------------------------------------
NOMINEES FOR DIRECTORS FOR TERMS WHICH WILL EXPIRE AT THE 2001 ANNUAL MEETING (CLASS I DIRECTORS)
-------------------------------------------------------------------------------

[PHOTO OF ROBERT E. MARTINI APPEARS HERE]

ROBERT E. MARTINI     Director since 1962.     Age 66.

Chairman of the Board (since 1992) of, and consultant (since June 1997) to, the Company and formerly its Chief Executive Officer (1990 to January 1997) and President (1981 to 1992). Mr. Martini is a director of Mossimo, Inc. Mr. Martini is Chairman of the Company's Executive, Financing and Nominating Committees. Mr. Martini is the father of Brent R. Martini, an Executive Vice President of the Company.

[PHOTO OF NEIL F. DIMICK APPEARS HERE]

-------------------------------------------------------------------------------

NEIL F. DIMICK        Director since 1995.     Age 48.

Executive Vice President and Chief Financial Officer (since 1992) of the Company and formerly its Vice President, Finance (1991 to 1992). President of Bergen Brunswig Specialty Company (since 1998), ASD Specialty Healthcare, Inc. (formerly known as Alternate Site Distributors, Inc.) (since 1996), and Integrated Commercialization Solutions, Inc. (since 1998), each subsidiaries of the Company.
-------------------------------------------------------------------------------

[PHOTO OF DONALD R. RODEN APPEARS HERE]

DONALD R. RODEN       Director since 1995.     Age 51.

Chief Executive Officer (since January 1997) and formerly the Chief Operating Officer (1995 to 1997) of the Company. Prior to joining the Company in 1995, Mr. Roden was a healthcare industry consultant (1993 to 1995) and Chief Executive, North America (1989 to 1993) of Reed Elsevier Medical (publishing). Mr. Roden is a member of the Company's Executive, Financing and Nominating Committees.
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.
-------------------------------------------------------------------------------
DIRECTORS WHOSE TERM EXPIRES AT THE 1999 ANNUAL MEETING
(CLASS II DIRECTORS)
-------------------------------------------------------------------------------

[PHOTO OF JOSE E. BLANCO, SR. APPEARS HERE]

JOSE E. BLANCO, SR.   Director since 1992.     Age 71.

Chairman of the Board (since 1987) of J.M. Blanco, Inc. (wholesale pharmaceutical distribution). Mr. Blanco is Vice Chairman of the Company's Investment/Retirement Plan Committee, and a member of the Audit Committee.
-------------------------------------------------------------------------------

[PHOTO OF CHARLES J. LEE APPEARS HERE]

CHARLES J. LEE        Director since 1972.     Age 72.

Former Managing Director, Smith Barney Inc. (investment banking) (1989 to
1996). Mr. Lee is Vice Chairman of the Company's Audit Committee and a member of the Company's Executive, Financing and Nominating Committees.

[PHOTO OF GEORGE R. LIDDLE APPEARS HERE]

-------------------------------------------------------------------------------

GEORGE R. LIDDLE      Director since 1969.     Age 71.

Investment Adviser. Former Vice President, Kidder, Peabody & Co., Inc. (stockbrokers), retired. Mr. Liddle is Chairman of the Company's Investment/ Retirement Plan Committee.
-------------------------------------------------------------------------------

[PHOTO OF GEORGE E. REINHARDT, JR. APPEARS HERE]

GEORGE E. REINHARDT, JR.
                      Director since 1985.     Age 69.

Formerly a consultant (1992 to 1995) to, and Senior Vice President (1991), Chief Financial Officer (1976 to 1991) and Vice President, Finance (1981 to
1991) of, the Company. Mr. Reinhardt is a member of the Company's Executive, Financing, Investment/Retirement Plan and Nominating Committees.
-------------------------------------------------------------------------------
DIRECTORS WHOSE TERM EXPIRES AT THE 2000 ANNUAL MEETING
(CLASS III DIRECTORS)
-------------------------------------------------------------------------------

[PHOTO OF RODNEY H. BRADY APPEARS HERE]

RODNEY H. BRADY       Director since 1973.     Age 65.

President and Chief Executive Officer, Deseret Management Corporation (diversified corporate holding company) since April 1996. Former President and Chief Executive Officer, Bonneville International Corporation (broadcast communications) (1985 to 1996). Mr. Brady is a director of Deseret Mutual Insurance Company and First Security Corporation. Mr. Brady is a member of the Company's Executive, Financing, Compensation/Stock Option and Nominating Committees.
-------------------------------------------------------------------------------

[PHOTO OF CHARLES C. EDWARDS APPEARS HERE]

CHARLES C. EDWARDS, M.D.
                      Director since 1985.     Age 74.

Former President of California Healthcare Institute (nonprofit association) (1993 to 1994). Former President and Chief Executive Officer, ScrippsHealth and Scripps Institutions of Medicine and Science (health care) (1991 to 1993). Dr. Edwards is a director of Molecular Biosystems, Inc., Northern Trust Bank and IDEC Pharmaceutical Company. Dr. Edwards is Vice Chairman of the Company's Compensation/Stock Option Committee and a member of the Investment/Retirement Plan Committee.

[PHOTO OF JAMES R. MELLOR APPEARS HERE]

-------------------------------------------------------------------------------

JAMES R. MELLOR       Director since 1979.     Age 68.

Former Chairman of the Board and Chief Executive Officer (1993 to 1997), and former President and Chief Operating Officer (1991 to 1993) of General
Dynamics Corporation (diversified defense and aerospace). Mr. Mellor is a director of General Dynamics Corporation, Aeromovel USA, Inc., Computer Sciences Corporation and Pinkerton's, Inc. Mr. Mellor is Chairman of the Company's Compensation/Stock Option Committee.
-------------------------------------------------------------------------------

[PHOTO OF FRANCIS G. RODGERS APPEARS HERE]

FRANCIS G. RODGERS    Director since 1982.     Age 71.

Author and Lecturer. Former Vice President, Marketing, IBM (information processing systems), retired. Mr. Rodgers is a director of Dialogic Corporation, Mercantile Stores, Inc. and Milliken and Company. Mr. Rodgers is Chairman of the Company's Audit Committee.
-------------------------------------------------------------------------------
DIRECTOR EMERITUS (AS OF SEPTEMBER 23, 1998)
-------------------------------------------------------------------------------

[PHOTO OF JOHN CALASIBETTA APPEARS HERE]

JOHN CALASIBETTA      Director from 1962 to 1998.
                                               Age 93.

Former Senior Vice President of the Company.

                 -------------------------------------------------------------

                 MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

                 The Board holds regular quarterly meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review Company business, all directors also devote their time and talents to the Board's six principal standing Committees. The Committees, their membership and primary functions, are as follows:

                 The Executive Committee, unless provided otherwise by law, exercises all of the authority of the Board of Directors when the Board is not in session. The current members of this Committee are Robert E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George E. Reinhardt, Jr. and Donald
                 R. Roden.

                 The Audit Committee reviews significant audit and accounting policies and practices, meets with the Company's independent auditors and reviews the performance of the internal auditing functions. The current members of this Committee are Francis G. Rodgers, Chairman, Charles J. Lee, Vice Chairman and Jose E. Blanco, Sr.

                 The Compensation/Stock Option Committee has the responsibility for recommending to the Board the compensation, bonus plans and stock options for the Company's officers who are directors and for approving stock options and bonuses for employees which are recommended by management. This Committee also recommends to the Board the annual and meeting fees for non-employee directors. The current members of this Committee are James R. Mellor, Chairman, Dr. Charles C. Edwards, Vice Chairman and Rodney
                 H. Brady.

                 The Investment/Retirement Plan Committee has the responsibility of reviewing and making investment decisions relating to the retirement plans of the Company, as well as overseeing and approving changes to those plans. The current members of this Committee are George R. Liddle, Chairman, Jose E. Blanco, Sr., Vice Chairman, Dr. Charles C. Edwards and George E. Reinhardt, Jr.

                 The Nominating Committee has the responsibility to recommend to the Board persons to fill vacancies on the Board of Directors. The current members of this Committee are Robert
                 E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George E. Reinhardt, Jr. and Donald R. Roden.

                 The Financing Committee reviews the asset and liability structure of the Company and considers its funding and capital needs. It receives reports on the progress of investment activities and reviews strategies that have been developed to meet changing economic and market conditions. The current members of this Committee are Robert E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George E. Reinhardt, Jr. and Donald R. Roden.

                 During fiscal 1997, there were thirteen meetings of the Board, sixteen meetings of the Executive Committee, four meetings of the Compensation/Stock Option Committee, four meetings of the Audit Committee, three meetings of the Investment/Retirement Plan Committee, no meetings for the Nominating Committee and no meetings of the Financing Committee. All directors attended more than 75% of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all Committees of the Board on which they served as members.

                 -------------------------------------------------------------

                 DIRECTOR COMPENSATION

                 Employee directors of the Company are not paid any fees, as such, for service on the Board or on any Board Committee. Each non-employee director received for fiscal 1997 an annual fee of $30,000 for Board service and an attendance fee of $2,000 for each Board meeting attended in person or $600 for each such meeting participated in by telephone. For Committee meetings, non-employee directors (other than the Chairman of the Committees) received $1,000 for each Committee meeting attended in person and $600 for each such meeting participated in by telephone. The Chairman of each Committee who is a non-employee director received a fee of $1,500 for each Committee meeting attended in person and $900 for each telephone meeting of the Committee in which he participated. A non-employee director who serves less than six months in a fiscal year receives 50% of the annual fee, and if he serves six months or more in a fiscal year, receives 100% of the prevailing annual fee. Under the Company's Deferred Compensation Plan, a non-employee director of the Company may elect to defer up to 100% of these fees or any fixed amount not less than $2,500 of such fees.

                 The Company has a nonqualified Capital Accumulation Plan for its non-employee directors. The maximum benefit available to these directors is $150,000, payable upon retirement in 120 equal consecutive monthly installments. If the non-employee director has served for less than ten years, his benefit upon retirement will be based upon 10% of the maximum benefit for each year of Board service with a minimum of three years of service required for inclusion in the plan. If a director dies before the normal retirement age of 70 and his termination from Board service, his beneficiary will receive an amount equal to 100% of the amount the Company would have paid the director had normal retirement age been attained.

                 Each non-employee director is automatically entitled to an option covering 3,750 shares of Common Stock under the Company's Amended and Restated 1989 Stock Incentive Plan upon his initial election or appointment to the Board, and is thereafter entitled to an annual grant of 2,500 shares ("Annual Grant") only if the Company attains a ten percent or greater return on common equity in the preceding fiscal year. During fiscal 1997, each non-employee director received an Annual Grant of 2,500 shares.

PRINCIPAL SHAREOWNERS
-------------------------------------------------------------------------------

BENEFICIAL OWNERSHIP OF SECURITIES

The following table lists the beneficial ownership of each person or group who owns, to the Company's knowledge, more than five percent of its outstanding voting securities, based on the number of shares outstanding as of June 30, 1998.

-------------------------------------------------------------------------------

NAME AND                               Amount and
ADDRESS OF                             Nature of            Percent of
BENEFICIAL                  Title of   Beneficial           Outstanding
OWNER                        Class     Ownership              Shares

-----------------------------------------------------------------------
Robert E. Martini         Common Stock 2,733,768(/1/)(/2/)     5.41
4000 Metropolitan Drive
Orange, California 92868

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(/1/) Except as indicated otherwise by the following note, shares shown beneficially owned are those to which Mr. Martini may have sole voting and dispositive power.

(/2/) Includes 157,077 shares which, as of June 30, 1998, may be acquired within sixty days pursuant to the exercise of stock options and 47,406 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

VOTING SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 30, 1998, by: (a) each director and nominee; (b) each of the Named Executive Officers; and, (c) all directors and executive officers as a group:

-------------------------------------------------------------------------------

                                           AGGREGATE NUMBER
                                              OF SHARES          PERCENT
                                             BENEFICIALLY           OF
                                           OWNED(/1/)(/2/)  OUTSTANDING SHARES
------------------------------------------------------------------------------
Jose E. Blanco, Sr.                              11,690               *
Rodney H. Brady (/3/)                            57,573               *
John Calasibetta(/4/)                           232,387               *
Charles J. Carpenter                             27,187               *
Neil F. Dimick                                   64,109               *
Dr. Charles C. Edwards                           17,101               *
William J. Elliott                               11,479               *
Charles J. Lee                                   21,442               *
George R. Liddle (/5/)                           40,802               *
Brent R. Martini (/6/)                          281,521               *
Robert E. Martini (/7/)                       2,733,768            5.41
James R. Mellor                                  20,002               *
George E. Reinhardt, Jr.                        110,672               *
Donald R. Roden                                  71,873               *
Francis G. Rodgers                               19,842               *
All directors and executive officers as a
 group including those above (20 persons)     3,896,944            7.71

-------------------------------------------------------------------------------

 * Denotes ownership of less than 1% of the outstanding shares of Common
Stock.

(/1/) Information as to beneficial ownership by the directors and executive officers named above has been furnished to the Company by such individuals. Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and dispositive power. Such shares, where applicable, may be subject to community property laws and related statutes under which a spouse may be entitled to share in the management of the community property, which may include the right to vote or dispose of the shares.

(/2/) Includes the number of shares that could be purchased by exercise of options exercisable as of June 30, 1998, or within 60 days thereafter under the Company's stock option or stock incentive plans, as follows: Jose E. Blanco, Sr.-11,690 shares; Rodney H. Brady-15,630 shares; Neil F. Dimick-58,859 shares; Dr. Charles C. Edwards-13,989 shares; Charles J. Lee-15,630 shares; George R. Liddle-10,707 shares; Robert E. Martini-157,077 shares; James R. Mellor-15,630 shares; George E. Reinhardt, Jr.-11,690 shares; Donald
R. Roden-59,373 shares; Francis G. Rodgers-15,630 shares; William J. Elliott-11,479 shares; Charles J. Carpenter-17,187 shares; Brent R. Martini-40,650 shares, and all directors and executive officers as a group, including those above (20 persons)-609,884 shares.

(/3/) Includes 2,313 shares held by two sons living at home and 39,630 shares held in trust by Mr. Brady as trustee for his own benefit.

(/4/) Held in trust by Mr. Calasibetta for his own benefit.

(/5/) Includes 29,168 shares held by Mr. Liddle as co-trustee for the benefit of him and his wife.

(/6/) Includes 228,359 shares held in trust for Brent R. Martini's benefit.

(/7/) Includes 47,406 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

-------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act (the "Exchange Act") requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 1997 fiscal year all filing requirements applicable to its directors and officers were satisfied on a timely basis, except that William J. Elliott (an executive officer of the Company) failed to file on a timely basis a report disclosing the grant of stock options, Brent R. Martini (an executive officer of the Company) failed to file on a timely basis a report disclosing his beneficial ownership of shares held by a related trust and John P. Naughton (an executive officer of the Company) failed to file on a timely basis a report disclosing an acquisition of shares pursuant to an exercise of a stock option. These failures to file on a timely basis were inadvertent; the required filings were made promptly after the failures to file on a timely basis were noted.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information for the fiscal years ended September 30, 1997, 1996 and 1995, respectively, with respect to certain compensation awarded or paid to the Company's former Chief Executive Officer, its current Chief Executive Officer and its other four most highly compensated executive officers during fiscal 1997 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                      ANNUAL COMPENSATION              AWARDS
                                    -----------------------         ------------
                                                     OTHER           SECURITIES
                                                    ANNUAL           UNDERLYING   ALL OTHER
                                                    COMPEN-           OPTIONS/     COMPEN-
NAME AND                            SALARY   BONUS  SATION              SARS     SATION(/1/)
PRINCIPAL POSITION        YEAR        ($)     ($)     ($)               (#)          ($)
----------------------------------------------------------------------------------------------------
Robert E. Martini         1997(/2/) 412,500 200,000 270,592(/3/)       66,250     2,286,370(/4/)
Chairman                  1996      560,000 502,600 108,561(/3/)       31,250        33,005(/4/)
                          1995      553,269 428,000 168,229(/3/)       19,688        36,774(/4/)
Donald R. Roden           1997(/5/) 500,000 465,700  67,694(/6/)       31,250         1,154
President and Chief       1996(/5/) 400,000 359,000  63,601(/6/)      118,751           --
Executive Officer         1995(/5/)     --      --      --                --            --
Neil F. Dimick            1997      325,000 309,900  47,290(/7/)          --          4,750
Executive Vice
 President,               1996      275,000 269,300 132,631(/7/)       50,001         4,571
Chief Financial Officer   1995      256,731 200,000  35,049(/7/)        6,563         4,500
William J. Elliott        1997      265,000 185,400  51,786(/9/)       11,000         3,363
Executive Vice President  1996(/8/)     --      --      --             31,250           --
                          1995(/8/)     --      --      --                --            --
Charles J. Carpenter      1997      225,000 200,000  15,605(/1//0/)       --          4,750
Executive Vice
 President,               1996      169,167 117,800   7,200            31,250         2,591
Chief Procurement
 Officer                  1995      150,000  30,000   5,400            18,750         4,500
Brent R. Martini          1997      225,000 186,100  22,863(/1//1/)       --          2,841
Executive Vice President  1996      171,667 114,600   7,200            32,263         4,571
                          1995      152,917  76,800   5,800            18,750         4,317
----------------------------------------------------------------------------------------------------

(/1/)Reflects Company contributions under the Company's Pre-Tax Investment Retirement Account Employer Contributions Plus Plan, unless otherwise indicated in the following notes.

(/2/)Includes compensation for Mr. Martini through January 1997 as the Company's C.E.O. and thereafter as an employee and then a consultant to the Company.

(/3/)Includes $92,120, $80,780 and $81,900 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Robert E. Martini during fiscal years 1995, 1996 and 1997, respectively, described under "Certain Transactions" commencing on page 22. For fiscal 1997, also includes $129,167 of annuity payments made to Mr. Martini under the Bergen Brunswig Capital Accumulation Plan (the "CAP").

(/4/)Includes $31,774, $28,418 and $5,197 of allocated premiums paid by the Company to a split dollar life insurance plan for Robert E. Martini during fiscal years 1995, 1996 and 1997, respectively. For fiscal 1997, amounts also include a lump sum payment of $1,059,610 made to Mr. Martini under the Company's Amended and Restated Supplemental Executive Retirement Plan in connection with the termination of Mr. Martini's participation in that plan and payments of $1,216,813 made to Mr. Martini reflecting amounts that Mr. Martini would have received under the CAP had he retired at age 62.

(/5/)Mr. Roden's employment with the Company commenced during fiscal year 1996; accordingly, no amounts are reportable for fiscal year 1995. Mr. Roden's compensation for fiscal 1997 includes compensation for services as C.O.O. (through January 1997) and C.E.O. (thereafter).

(/6/)Includes $16,362 and $31,992 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Mr. Roden for fiscal years 1996 and 1997, described under "Certain Transactions" commencing on page 22.

(/7/)Includes $18,506, $16,288 and $18,281 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Mr. Dimick for fiscal years 1995, 1996 and 1997, respectively, described under "Certain Transactions" commencing on page 22.

(/8/)Mr. Elliott's employment with the Company commenced during fiscal year 1997; accordingly, no compensation amounts (other than options granted immediately prior to the commencement of active employment) are reportable for fiscal years 1996 and 1995.

(/9/)Includes $17,763 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Mr. Elliott for fiscal year 1997, described under "Certain Transactions" commencing on page 22.

(/1//0/)Includes $4,113 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Mr. Carpenter for fiscal year 1997 described under "Certain Transactions" commencing on page 22.

(/1//1/)Includes $6,169 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Brent R. Martini for fiscal year 1997 described under "Certain Transactions" commencing on page 22.

-------------------------------------------------------------------------------

EMPLOYMENT AND SEVERANCE AGREEMENTS

In April 1994, the Board authorized the Company to enter into written employment agreements (the "Employment Agreements") and severance agreements (the "Severance Agreements") with certain executive officers of the Company, including Robert E. Martini and Mr. Dimick. Similar agreements were entered into in October 1995 with Mr. Roden, in September 1996 with Mr. Carpenter and Brent R. Martini, and in October 1996 with Mr. Elliott. For information regarding arrangements made with Robert E. Martini after he ceased to serve as the Company's Chief Executive Officer, see "Consulting Agreement".

Each of the Employment Agreements is for a term of three years. The Employment Agreements automatically extend on a monthly basis so that the outstanding term is always three years, subject to the option of either party to terminate the automatic extension provision at any time. Pursuant to each Employment Agreement, each Named Executive Officer is to receive his then effective annual base compensation, a bonus that shall be equal to that paid to other executive officers at the same level, but, regardless of what may be paid to other executives, in any event no less than fifty percent of the average of the Named Executive Officer's previous three annual bonuses, and other benefits and allowances. In the event of death or disability, each Named Executive Officer or their beneficiary, as the case may be, will receive the compensation provided for under his Employment Agreement for the term of the Agreement, calculated as if notice to terminate had been given 30 days prior to such event.

Pursuant to the Employment Agreements, the Company will indemnify each Named Executive Officer with respect to any actions, claims or settlements arising out of the performance of his duties, including the payment of all reasonable attorneys' fees and necessary costs and expenses. In addition, the Company will pay as incurred all reasonable attorneys' fees and necessary costs and disbursements incurred by the Named Executive Officer in connection with any dispute under the Employment Agreement, whether or not the Named Executive Officer prevails.

Pursuant to the Employment Agreements, a Named Executive Officer's employment may be terminated without a claim for damages arising against the Company (1) upon notice by the Named Executive Officer, except for "good reason"; (2) by mutual agreement between the Named Executive Officer and the Company; or (3) by the Company for cause. If the Employment Agreement is terminated by the Company for any other reason, or if the Named Executive Officer terminates the Employment Agreement for good reason (including, but not limited to, an adverse change in such officer's position from his position at the time he entered into the Employment Agreement), he will be entitled to damages equal to the present value equivalent of the compensation he would have been paid under the Employment Agreement for the next three years, less his earned income from other employment, if any.

The Severance Agreements with the Named Executive Officers, which provide for benefits additional to the Employment Agreements, require payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following a Change in Control (as hereinafter defined) of the Company. Payment under the Severance Agreements would consist of 2.99 times the average annual W-2 compensation paid by the Company for the most recent five taxable years of the Named Executive Officer ending before the date of the Change in Control if, following a Change in Control, such Named Executive Officer is terminated without cause, such Named Executive Officer terminates for any reason within 180 days after a Change in Control, or if such Named Executive Officer terminates for good reason (including, but not limited to, an adverse change in such officer's position from his position at the time of the Change in Control). The Severance Agreements continue until three years and one day after a Change in Control or until the Named Executive Officer receives the severance payment under the Severance Agreements.

Under the Severance Agreements, a Change in Control with respect to the Company is deemed to occur 90 days prior to (i) the acquisition by any person, entity or group, within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding for this purpose (A) the Company or (B) any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of 50% or more of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of the combined voting power of the Company's then outstanding securities; (ii) any rolling period of two consecutive years in which individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election or nomination for election was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors; provided, however, no director shall be considered to have been so approved if such director initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14(a)-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consent by or on behalf of any person other than the Board of Directors, including as a result of any agreement intended to avoid or settle any such election contest or proxy contest; (iii) the approval by the Company's shareowners of a dissolution or liquidation of the Company; (iv) the sale (or similar transaction) of all or substantially all of the Company's operating assets; or
(v) a merger or consolidation, or a transaction having a similar effect, where
(A) the Company is not the survivor, (B) the majority of the Common Stock of the Company is no longer held by the holders of Common Stock of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property.

If any payment or acceleration of any benefits extended from the Company to any Named Executive Officer upon a Change in Control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), then the Named Executive Officer shall be entitled to receive an additional "gross up bonus" in an amount necessary to provide the Named Executive Officer with sufficient after income tax funds to fully pay all such excise taxes on both the payment and the gross up bonus.

Pursuant to the Severance Agreement, the Company will pay as incurred all reasonable attorneys' fees and necessary costs and disbursements incurred by the Named Executive Officer in connection with any dispute under the Severance Agreement, whether or not the Named Executive Officer prevails.

-------------------------------------------------------------------------------

CONSULTING AGREEMENT

The Company and Robert E. Martini have entered into a consulting agreement (the "Consulting Agreement") pursuant to which Mr. Martini will continue to serve the Company as a consultant in exchange for a fee of $300,000 per year and certain continued benefits. The Consulting Agreement currently provides for a three-year evergreen term. The benefits to be provided to Mr. Martini will consist of continued participation in the Company's Retired Officers' Medical Plan (the "ROM Plan").

-------------------------------------------------------------------------------

RETIRED OFFICERS' MEDICAL PLAN

In addition to the above arrangements, the Company has an unfunded, non-qualified ROM Plan available to certain officers of the Company and their spouses, including executive officers now retired from the Company. The ROM Plan provides for payment of the covered individual's medical, dental, vision and prescription expenses at a level commensurate with the Company's medical benefit plans that are in effect upon the executive officer's retirement (as defined in the ROM Plan documents), but limited to the difference between benefits received or potentially available from other insurance sources (including governmental programs), if any, and the total expense actually incurred. The duration of the benefit is for the lifetime of the executive officer and the executive officer's spouse if such officer is married. Based upon the various eligibility criteria under the ROM Plan, three of the Named Executive Officers (Robert E. Martini, Charles J. Carpenter and Brent R. Martini) presently are eligible to receive benefits upon their retirement from the Company.

-------------------------------------------------------------------------------

STOCK OPTION GRANTS AND EXERCISES

The following tables provide information with respect to stock options granted to and exercised by the Named Executive Officers during Fiscal 1997 and with respect to stock options held by the Named Executive Officers:

                    OPTION GRANTS IN LAST FISCAL YEAR(/1/)

                                     INDIVIDUAL GRANTS
                                     -----------------
                                        % OF TOTAL
                       SECURITIES      OPTIONS/SARS
                       UNDERLYING       GRANTED TO
                      OPTIONS/SARS     EMPLOYEES IN                              GRANT DATE
                        GRANTED         FISCAL YEAR    EXERCISE PRICE EXPIRATION  PRESENT
NAME                    (#)(/2/)           1997          ($/SHARE)       DATE    VALUE ($)
-------------------------------------------------------------------------------
Robert E. Martini        62,500(/3/)       13.38           26.00       11/07/06   602,500(/4/)
                          3,750              .80           29.15       05/22/07    41,850(/4/)
Donald R. Roden          31,250             6.69           26.00       11/07/06   301,250(/5/)
Neil F. Dimick                0              N/A             N/A            N/A       N/A
William J. Elliott       11,000             2.35           42.00       08/24/07   189,970(/6/)
Charles J. Carpenter          0              N/A             N/A            N/A       N/A
Brent R. Martini              0              N/A             N/A            N/A       N/A

-------------------------------------------------------------------------------

(/1/)All option information with respect to stock options granted prior to June 2, 1997 has been adjusted retroactively to reflect a 25% stock dividend effected as of that date.

(/2/)All options were granted as nonstatutory stock options to purchase shares of the Company's Class A Common Stock (the "Common Stock") at 100% of fair market value on the date of grant, unless otherwise noted, and vest 25% one year after the date of grant and then 25% per year thereafter.

(/3/)Of this amount, options covering 15,204 shares were granted as incentive stock options.

(/4/)The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.50%, an option term of ten years, a dividend yield of 2.11% and a stock volatility of .300.

(/5/)The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.50%, an option term of ten years, a dividend yield of 2.17% and a stock volatility of .296.

(/6/)The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.50%, an option term of ten years, a dividend yield of 1.97% and a stock volatility of .332.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED(/1/)
                        SHARES                      OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/
                      ACQUIRED ON                     FY END (#)            SARS AT FY END ($)
                       EXERCISE      VALUE     ------------------------- -------------------------
NAME                      (#)     REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
--------------------------------------------------------------------------------------------------
Robert E. Martini       20,606      300,545      123,538      103,473     3,053,738    1,819,825
Donald R. Roden              0          --        29,686      120,315       627,045    2,330,343
Neil F. Dimick               0          --        44,652       48,663     1,101,281    1,011,122
William J. Elliott           0          --         7,812       34,438       135,694      407,118
Charles J. Carpenter    29,347      523,903       12,499       37,501       233,277      699,908
Brent R. Martini             0            0       30,580       44,526       714,911      894,817

-------------------------------------------------------------------------------

(/1/)Pursuant to the rules promulgated by the Securities and Exchange Commission, these values were calculated by determining the difference between the value of the Company's stock at fiscal year end ($40.37 on September 30, 1997) and the exercise price of the options.

-------------------------------------------------------------------------------

PENSION TABLE

The following table shows the estimated annual benefits payable under the Company's non-qualified Supplemental Executive Retirement Plan ("SERP") at age 62 to persons in specified compensation and years of service classifications, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable under the Company's Capital Accumulation Plan ("CAP") for executives who participate in the CAP, which was the SERP's predecessor plan and which was frozen to all employee participants on October 7, 1987.

-------------------------------------------------------------------------------

AVERAGE
ANNUAL
COMPENSATION
DURING
HIGHEST
THREE OF
FINAL          ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
FIVE YEARS       YEARS OF CREDITED SERVICE SHOWN BELOW
BEFORE        -------------------------------------------
RETIREMENT        10         20         30         40
---------------------------------------------------------
$  200,000    $   70,600 $  124,000 $  124,000 $  124,000
   400,000       173,100    279,800    279,800    279,800
   600,000       275,700    435,700    435,700    435,700
   800,000       378,200    591,500    591,500    591,500
 1,000,000       484,100    750,800    750,800    750,800

-------------------------------------------------------------------------------

As of September 30, 1997, full years of actual credited service in these plans are: Robert E. Martini--41 years; Mr. Roden--2 years; Mr. Dimick--6 years; Mr. Elliott--1 year; Mr. Carpenter--17 years; and Brent R. Martini--10 years.

Compensation for a particular year as used for the calculation of retirement benefits under the SERP includes base salary received during the year (including salary deferred under a salary reduction arrangement) and excludes all other compensation. Benefits are reduced by the following amounts: (1) the participant's primary insurance amount payable under the Social Security Act at retirement age; (2) the participant's benefit under the CAP; (3) an annuitized amount based upon an assumed level of participation in the Company's Pre-Tax Investment Retirement Account Employer Contributions Plus Plan; and (4) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset), but only if payment of benefits commences before a change in control (as defined by the SERP). Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary's remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. The Company may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant's estate, offset by any funeral benefit paid under the CAP. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change in control (as defined in the CAP and SERP), certain senior executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust (the assets of which are subject to the claims of the Company's general creditors) for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

-------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on the Company's Compensation/Stock Option Committee during the fiscal year ended September 30, 1997: Francis G. Rodgers, James R. Mellor, Charles C. Edwards, Jose E. Blanco, Sr. and Rodney H. Brady. None of the persons named was an officer or employee of the Company or any of its subsidiaries during the current fiscal year or during the fiscal year ended September 30, 1997. With the exception of Mr. Brady, none of the persons named is a former officer of the Company or any of its subsidiaries; Mr. Brady was an officer of the Company and its subsidiaries more than ten years ago.

For information regarding indemnification arrangements applicable to the Company's directors, see "Other Matters" on page 23.

-------------------------------------------------------------------------------

REPORT OF THE COMPENSATION/ STOCK OPTION COMMITTEE


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 21 shall not be incorporated by reference into any such filings.

The Company applies a consistent philosophy toward the compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward its stated mission. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareowners and employees.

The Compensation/Stock Option Committee ("Committee") is currently comprised of three (3) non-employee directors.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to (1) align individual contributions with business objectives and performance; (2) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company; and (3) motivate those executives to advance shareowner interest. The Company's compensation program for executive officers is based on the following two policies of the Company:

 .The Company pays compensation based on Company and individual performance.

 Executive Officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as increases in net earnings, return on equity, sales growth and improvements in the Company's customer and employee satisfaction index. Individual performance is evaluated by reviewing individual efforts and accomplishments, the implementation of new programs and services, organizational and management development progress against personal and functional area objectives and the degree to which teamwork and Company values are fostered.

 .The Company provides a total compensation package which is competitive.

 The Company regularly compares its pay practices for its executive officers with those of other leading companies and sets, in part, its pay parameters based on this review. The Company strives to set the compensation paid to an individual based upon comparisons to other executives inside the Company and at comparable organizations. The Company believes that the Company's most direct competitors for executive talent are not necessarily all the companies that would be included in the peer group established to compare shareowner returns. Consideration is given to annual national surveys and each executive's talent and experience. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

COMPENSATION VEHICLES

The Company has a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to enhance shareowner values, provide efficient service to customers, foster Company values and teamwork, and adequately reward employees. These vehicles are:

 .Cash-Based Compensation.

 Cash-based compensation represents a combination of base salary and annual incentive based bonus. Salary levels are determined based on a review of competitive data and internal pay levels for various positions. Base salary levels are typically at the midpoint in the wholesale pharmaceutical industry but below the median in comparable size companies.

 The annual incentive based bonus is measured against the achievement of financial criteria established by senior management and the Board each year as well as qualitative improvements in customer satisfaction, employee satisfaction and individual performance. The financial measures for the 1997 fiscal year were based upon a comparison of actual performance with goals established near the beginning of the year with respect to increase in net earnings, return on equity, sales growth and, for some executive officers, earnings as a percentage of sales, profit plan achievement and meeting objectives relative to corporate priorities for the fiscal year. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer may earn a maximum of 100% of base salary, and other executive officers may qualify for a maximum award of between 50% to 75% of base salary. In practice, salary and bonus combined have typically placed the Company at the midpoint in the wholesale pharmaceutical industry, but below the median for comparable size companies.

 .Equity-Based Compensation.

 The purpose of the Stock Option Program is to provide longer term incentives to employees to work to maximize shareowner value. This program also utilizes vesting periods designed to encourage key employees to continue in the employ of the Company. The Committee, based on recommendations of compensation consultants, management and historical practices, grants stock options to a broad-based management population representing approximately seven percent of the total employee pool.

CEO COMPENSATION

Actions recommended by the Committee (and approved by the Board) specific to the Chief Executive Officer relative to fiscal 1997 were as follows:

 .Salary Adjustment, Grant of Bonus and Stock Option in fiscal 1997.

 Mr. Roden (who has served as CEO since February 1997) was granted a 25.0% salary increase, which brought his base pay to $500,000 per annum for fiscal 1997. This adjustment was made in large part because of the increase in revenues and operating earnings for the year ended September 30, 1996, recent increases in the Company's operating margin percentage and the increase in management responsibility assumed by Mr. Roden upon his becoming CEO.

 Mr. Martini (who served as CEO through January 1997) and Mr. Roden were evaluated by the Committee against several criteria that form the Company's bonus plan. The Company's bonus plan is comprised of both objective and subjective elements. Those objective criteria include an evaluation related to meeting the annual corporate objectives, increases in net earnings, return on equity, sales growth and other predetermined objectives. These criteria allow the Chief Executive Officer to earn up to 25%, 25%, 25% and 25%, respectively, of his base salary. A discretionary award of up to 50% of his base salary may be earned if the Committee determines that he has met other non-financial and numeric-based management objectives, but such discretionary award combined with the award for the objective criteria may not exceed 100%, in the aggregate, of base salary. Based upon an evaluation of the potential award amount for each of the objective criteria under the Bonus Plan compared to the level of achievement attained by Mr. Martini and

 Mr. Roden during their respective terms as Chief Executive Officer in meeting each such criterion, the Committee awarded Mr. Martini the sum of $200,000 and Mr. Roden the sum of $465,700.

 Mr. Martini and Mr. Roden also participated in the Company's equity-based compensation program. Options granted in fiscal 1997 are shown under the caption "Option Grants in Last Fiscal Year". In considering the grant of options to Mr. Martini and Mr. Roden, respectively, the Committee took into consideration those items discussed above.

Committee Policy Regarding Compliance with Section 162(m) of the Code:

The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareowners, and the Committee must certify that the performance goals were achieved before payments can be awarded.

The Committee will continue to consider and evaluate all the Company's compensation programs in light of the OBRA legislation and related regulations. However, the Company may pay compensation which is not deductible in certain circumstances if sound business judgment so requires.

In order to qualify the Company's Amended and Restated 1989 Stock Incentive Plan as "performance-based," the Company amended this Plan in fiscal 1995 after receiving shareowner approval at the annual meeting. The amendment establishes a maximum annual grant of option shares to an employee under this Plan.

         Compensation/Stock Option Committee of the Board of Directors

                           James R. Mellor, Chairman
                     Dr. Charles C. Edwards, Vice Chairman
                                Rodney H. Brady

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

The following graph compares the cumulative total shareowner return (stock price appreciation plus dividends) for the five years ending September 30, 1997, on the Company's Common Stock with the cumulative return of the New York Stock Exchange Index and the stocks for peer companies with Standard Industrial Classification Code 5122, drugs and proprietary wholesale (weighting the returns of these peer companies based on stock market capitalization). The peer companies selected by the Company are Akorn, Inc.; Allou Health & Beauty Care, Inc.; Bindley Western Industries, Inc.; Cardinal Health, Inc.; D & K Healthcare Resources, Inc. (formerly known as D&K Wholesale Drug, Inc.); FoxMeyer Corporation; Herbalife International, Inc.; Mark Solutions, Inc.; McKesson Corporation; Moore Medical Corporation; PharMerica, Inc. (formerly known as Capstone Pharmacy Services, Inc.) and Tristar Corporation. Cumulative total shareowner return (on an assumed initial investment of $100 at August 31, 1992), as determined at the end of the Company's fiscal year, reflects the change in stock price, assuming reinvestment of dividends for the five years and one month ended September 30, 1997. (The Company changed its fiscal year-end during fiscal 1994 from August 31 to September 30).

                 COMPARISON FIVE-YEAR CUMULATIVE TOTAL RETURNS

                             [CHART APPEARS HERE]

                       08/31/92 08/31/93 09/30/94 09/29/95 09/30/96 09/30/97
----------------------------------------------------------------------------
Bergen Brunswig
 Corporation            100.0     92.9     89.4    125.6    190.0    306.8
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NYSE Stock Market (US
 Companies)             100.0    116.6    119.1    151.6    181.1    249.5
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Self-Determined Peer
 Group                  100.0    127.3    215.2    275.7    369.4    555.8

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CERTAIN TRANSACTIONS

In April 1990, the Board approved an unfunded deferred compensation loan program available to the executive officers of the Company (the "Executive Loan Program") for the purpose of providing them with an incentive to remain with the Company. Under this program, loans are available to all executive officers of the Company, except those who are also members of the Board. Each outstanding loan matures upon the officer's termination of employment unless extended by the Board and is evidenced by a secured promissory note in the principal amount of the loan which bears no interest. An executive officer may borrow up to 125% of his or her annual salary in effect upon the date of any request. The value of collateral securing the loan must equal at least 125% of the principal loan amount. Although no interest is charged by the Company to the employee, the employee is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee is also deemed to have paid interest in a like amount to the Company. The Company has the right at any time to amend, modify or terminate this program but is limited in terminating or modifying outstanding loans.

In addition to the above loans, the Board has approved making loans to other key employees under terms similar to the Executive Loan Program. The principal amount of these loans outstanding as of June 30, 1998 to Robert E. Martini (an executive officer and director of the Company) was $1,400,000. The loans to Donald R. Roden and Neil F. Dimick (executive officers and directors of the Company), at the time made, and to William J. Elliott, Charles J. Carpenter and Brent R. Martini (executive officers of the Company) were made pursuant to the Executive Loan Program and were in the amounts of $625,000, $406,250, $331,250, $281,250 and $281,250, respectively, as of June 30, 1998. In addition, Mr. Elliott received a relocation loan in the amount of $100,000 during fiscal 1997. Such amounts also represent the largest aggregate amount of each executive officer's indebtedness during the Company's last fiscal year.

The Company and the Named Executive Officers and certain other executive officers have entered into separate agreements which have the effect of amending (without any conditions or further actions required on the part of such officers) the above-mentioned executive loans, as evidenced by their respective promissory notes and related loan documentation, such that if either (A) the applicable executive officer remains in continuous employment with the Company until August 2001, or (B) such executive officer's employment with the Company is terminated before such date by the Company without cause or by such executive officer with good reason (as such term is defined in the Employment Agreements) or as a result of such executive officer's death or disability, then upon such date or the date of such termination, as applicable, the entire unpaid principal balance of the loan will be unconditionally and automatically (meaning no action required on the part of such officer) forgiven and canceled with no interest due.

The Company entered into a life insurance plan for Robert E. Martini in 1985. Under this insurance plan, the Company pays the premiums on certain life insurance policies which provide him (or his assignees) with a death benefit of $1,400,000 and which may provide certain alternative benefits in the event of a lifetime surrender of the policy. The Company expects to maintain this policy in full force until Mr. Martini's seventy-fifth birthday, whether he is employed by the Company or has retired.

                 -------------------------------------------------------------
                 OTHER MATTERS

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At the time this Proxy Statement was published, the Board knew of no other matters constituting a proper subject for action by the shareowners which would be presented at the meeting. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by said proxies in accordance with their judgment on such matters.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Article VII of the Company's Restated Certificate of Incorporation ("Restated Certificate"), every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In 1986, the Company entered into individual agreements (collectively, the "Indemnity Agreement") to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The Company believes that the coverage addresses liabilities arising under ERISA, securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, in the aggregate, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of such $30 million maximum from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the December 1986 Annual Meeting.

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INDEPENDENT ACCOUNTANTS

The Company's financial statements have been examined by Deloitte & Touche llp, independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Deloitte & Touche llp, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

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SHAREOWNER PROPOSALS

All proposals that shareowners desire to submit for consideration by the shareowners and for inclusion in the Company's Proxy Statement for presentation at the next Annual Meeting must be received by the Company a reasonable time before the solicitation of proxies is made, pursuant to Rule 14a-8 under the Exchange Act.

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COST AND METHOD OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the form of proxy, and the cost of soliciting proxies relating to the meeting will be borne by the Company. The Company has engaged Morrow & Co., Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the election of the nominees described above for election as directors. The Company anticipates that the fees it will incur for this service will be approximately $5,000, plus reasonable expenses and disbursements. In addition to such solicitation and the solicitation made hereby, proxies may be solicited by the officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation and no additional compensation will be paid to such individuals. Upon request from a record holder who is a broker, dealer, bank, voting trustee or their nominee, the Company shall reimburse such record holders for their reasonable expenses in forwarding proxy material to their principals.

                                 By order of the Board of Directors,

                                            /s/ Milan A. Sawdei

                                                Milan A. Sawdei
                                           Executive Vice President,
                                       Chief Legal Officer and Secretary

A copy of the Annual Report for the fiscal year ended September 30, 1997, including certain financial statements for the six months ended March 31, 1998, accompanies this proxy statement. Such report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitations are to be made.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES CERTAIN ADDITIONAL INFORMATION CONCERNING THE COMPANY AND ITS MANAGEMENT, IS INCLUDED WITHIN THE ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                               Orange, California

                              [MAP APPEARS HERE]

                          DIRECTIONS TO ANNUAL MEETING

LOS ANGELES AIRPORT                      LOS ANGELES DOWNTOWN                     JOHN WAYNE AIRPORT
 . Century Boulevard east to San Diego    . Santa Ana Fwy. (5) south               . Take Costa Mesa Fwy. (55) north
  Fwy. (405) south                       . Exit at State College                  . Change to Garden Grove Fwy.
 . Continue south and change to             Boulevard/   The City Drive              (22) west
  Garden Grove Fwy. (22) east            . Turn right onto The City Drive         . Exit at The City Drive
 . Exit at The City Drive                 . Turn right onto Metropolitan Drive     . Turn left at light
 . Turn left at light                     . Follow to #4000 on the left            . Turn left onto
 . Turn left onto Metropolitan Drive        Metropolitan Drive                     . Follow to #4000 on the
 . Follow to #4000 on the left                                                       left

                     [LOGO OF BERGEN BRUNSWIG CORPORATION]

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREOWNERS SEPTEMBER 24, 1998

The undersigned hereby appoints Robert E. Martini, Donald R. Roden and Charles
C. Edwards, M.D. and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareowners of the Company to be held on September 24, 1998, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)
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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE






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                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors below.


1. Election of three directors to Class 1       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS BELOW.

   FOR all nominees        WITHHOLD             NOMINEES: Robert E. Martini, Donald R. Roden and Nell F. Dimick
  listed to the right      AUTHORITY
  (except as marked       to vote for the       (INSTRUCTION: To withhold authority for any particular nominee, write such
   to the contrary)       nominees listed       nominee(s) name on the line below.)
         [_]                  [_]               _____________________________________________________________________________





                                   Dated:______________________________,19_____
                                   ____________________________________________
                                                     (Signed)
                                   _____________________________________________
                                                     (Signed)
                                   Please sign exactly as your name appears
                                   hereon. Give full title if an Attorney,
                                   Executor, Administrator, Trustee, Guardian,
                                   etc. For an account in the name of two or
                                   more persons, each should sign. If a
                                   Corporation, please sign in full corporate
                                   name by President or other authorized
                                   officer. If a partnership, please sign in
                                   partnership name by authorized person.
                                   PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.
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                             FOLD AND DETACH HERE